UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STARPOINT GENERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	N/A	46-3491244
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8742 – Services – Management Consulting Services	0001586527
(Standard Industrial Classification)	(Central Index Key)

c/o David Cohen
102 Montauk Blvd.
PO Box 86
East Hampton, NY 11937
 (Address of principal executive offices, including zip code)

(631) 604-1039
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

With a copy to:
Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
Phone: (202) 669-0619
Fax: (202) 478-2900

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock offered by the Company	8,000,000	$0.004	$32,000	$4.36
TOTAL	8,000,000	$0.004	$32,000	$4.36

(1) Estimated solely for the purposes of calculating the registration fee under Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

STARPOINT GENERAL CORPORATION
8,000,000 Shares of Common Stock
$0.004 PER SHARE

Starpoint General Corporation is offering up to 8,000,000 shares of its common stock at $0.004 per share. This is our initial public offering and no public market currently exists for our shares.

Offering of the Company Shares

The 8,000,000 shares are being offered by David Cohen, our president and director, in a direct primary offering, without any involvement of underwriters or broker-dealers. Our director will not receive any commissions or proceeds from the Offering for selling shares on our behalf.  The Offering price of the Shares is $0.004 per share. There will be no escrow account.  There is no minimum number of shares that we have to sell to the new investors.  All subscriptions for our shares sold to new investors will be immediately available for our use.  All money received by us will be retained by us for our operations and there will be no refunds.

We will begin accepting subscription agreements immediately upon effectiveness of this registration statement, and the offering of shares will end in 180 days as measured from the date of effectiveness of this registration statement.  We may elect to close the offering before the expiration of the 180-day period if we sell the 8,000,000 shares, or for any other reason, in our sole discretion.

Investing in our common stock involves risks. See "RISK FACTORS" starting at Page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share –	$0.004	$0.001	$0.003
Total	$32,000	$8,000	$24,000

The difference between the "Offering Price" and the "Proceeds to Us" is $8,000 if all of the shares are sold in this offering. The expenses will be paid to unaffiliated third parties for expenses connected with this Offering. The expenses will be paid from current funds on hand and from proceeds of this offering.

The Company is not a blank check company and has no plans to enter into any business combination with any company.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, may elect to comply with certain reduced public company reporting requirements for future filings. However, we have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), and this election is irrevocable. Please refer to more discussions under “Prospectus Summary” beginning on page 5 and “Risk Factors” beginning on page 7 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

The date of this prospectus is August ___, 2014.

Table of Contents

Prospectus Summary	5
Risk Factors	7
Use of Proceeds	15
Determination of Offering Price	16
Dilution	16
Plan of Distribution	17
Description of Securities	19
Interest of Named Experts and Counsel	20
Information With Respect to the Registrant	21
Financial Statements	26
Management’s Discussion and Analysis of Financial Condition and Results of Operations	53
Plan of Operation	54
Directors and Executive Officers	54
Executive Compensation	57
Security Ownership of Certain Beneficial Owners and Management	57
Certain Relationships and Related Transactions	58
Recent Sales of Unregistered Securities	60
Exhibits	61

Prospectus Summary

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the “Risk Factors” beginning on page 7. References to "we," "us," "our," "Starpoint," or the "Company" refers to Starpoint General Corporation unless the context indicates another meaning.

Our Company

Starpoint General Corporation was incorporated in the State of Nevada, United States of America, on June 28, 2013. Its fiscal year end is December 31. Our principal executive offices are located at 102 Montauk Blvd., PO Box 86, c/o David Cohen, East Hampton, NY, and our telephone number is (631) 604-1039. We are not a blank check company, and have no intentions of entering into any business combination.

We are a corporate advisory firm, providing strategic advice to growth companies in emerging markets. Utilizing Starpoint management’s knowledge of financial markets Starpoint provides strategic advice, design and implementation of corporate restructuring plans .

As of March 31, 201 4 , we have generated $ 24,153 i n revenues in exchange for consulting services rendered. Operating expenses during the same period totaled $8,980, resulting in operating income of $ 15,173 . We are a newly formed company with no history of active operations, which raises substantial doubt about our ability to continue as a going concern. Consequently, until we implement our planned, principal activities and exit the development stage, we will continue to depend on additional financing in order to maintain our operations and continue with our corporate activities.

The $ 24,153 in revenues we generated as of March 3 1, 201 4 was received in the form of shares of a client’s common stock. However, accepting shares of stock as payment is not part of the Registrant’s business plan, and the Registrant has no current intention of accepting stock of clients in exchange for consulting services as part of the Registrant’s future business.

Based on these uncertainties, our independent auditors included additional comments in their report on our financial statements for the period ended December 31, 2013, and the period from inception (June 28, 2013) to March 31, 2014 , indicating substantial doubt about our ability to continue as a going concern.

Our financial statements contain additional note disclosures describing the circumstances that led to the “going concern” disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involve a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Please see “Risk Factors” for various risks associated with investing in an emerging growth company like us.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 8,000,000 shares of common stock are offered by the Company, par value $0.001
Minimum	There is no minimum to this Offering
Offering price per share	$0.004 per share
Offering period	The shares are being offered for a period not to exceed 180 days
Net proceeds to us	Approximately $24,000 assuming the entire 8,000,000 shares are sold.
Use of proceeds	We will use the proceeds to fund the implementation of our business plan.
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if all of the shares are sold	18,000,000

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of March 31, 2014
Total Assets	$69,903
Total Liabilities	$17,882
Stockholder’s Equity	$52,021

Operating Data	June 28, 2013 (inception) to March 31, 2014
Revenue	$7,876
Net Income	$2,604
Net Income per share	$0.0002604

As shown in the financial statements accompanying this prospectus, the Company has earned $ 7,876 in revenues as of March 31, 2014 , and has experienced an operating gain in the amount of $ 2,604 . The Company has had a limited history of operations and has been issued a “going concern” opinion from our auditors based upon the fact that the Company is a newly formed company with no history of active operations. Furthermore, until we implement our planned, principal activities and exit the development stage, we will remain dependent on the sale of equity, issuance of debt, or both which may be insufficient to fund capital expenditures, working capital and other cash requirements for the next 12 months.

Risk Factors

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this document, including the financial statements and notes thereto of our Company, before deciding to invest in our common stock. If any of the following risks occur, our business, financial condition and results of operations, and the value of our common stock could be materially and adversely affected.

Risks Related to Our Business

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND HAVE GENERATED LIMITED REVENUES, THERE IS NO GUARANTEE WE WILL GENERATE ANY FUTURE REVENUES.

We have generated limited revenues since our inception, which makes it difficult to evaluate whether we will be able to operate profitably. We have generated $ 24,153 in revenue from our inception through December 31, 2013. Furthermore, the Company will be dependent primarily on the raising of capital in order to continue operations for the foreseeable future. We intend to seek to raise capital through private placements of our common stock through debt financing, and/or through a future public offering of our securities. Our ability to raise capital is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of any investment in our Company.

STARPOINT IS AND WILL CONTINUE TO BE COMPLETELY DEPENDENT ON THE SERVICES OF OUR FOUNDER AND PRESIDENT, DAVID COHEN, THE LOSS OF WHOSE SERVICES MAY CAUSE OUR BUSINESS OPERATIONS TO CEASE, AND WE WILL NEED TO ENGAGE AND RETAIN QUALIFIED EMPLOYEES AND CONSULTANTS TO FURTHER IMPLEMENT OUR BUSINESS PLAN.

Starpoint’s operations and business strategy are completely dependent upon the knowledge and business connections of David Cohen. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.

Furthermore, our sole officer and director is not currently receiving any salary compensation from the Company and he will have discretion to set his future compensation, if any.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were formed in June 2013. All of our efforts to date have related to developing our business plan and beginning business activities. Through December 31, 2013, our total revenues amounted to $ 24,153 and were earned entirely from one unrelated client. We face a high risk of business failure.

MOST OF OUR COMPETITORS, WHICH INCLUDE LARGE NATIONAL CONSULTING FIRMS, HAVE SIGNIFICANTLY GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO.

Most of our competitors, which include large national accounting and consulting firms, have significantly greater financial and marketing resources than we do. Many have sophisticated websites and the ability to advertise in a wide variety of media. We will principally depend on the business contacts of our president and word of mouth. There are no assurances that our approach will be successful.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES.

As a consulting service firm, we will depend to a large extent on referrals and new engagements from our clients and will attempt to establish a reputation for high–caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will either obtain or retain clients in the foreseeable future.

OUR FUTURE ENGAGEMENTS WITH CLIENTS MAY NOT BE PROFITABLE.

When making proposals for engagements, we plan to estimate the costs and timing for completing the engagements with such estimates intended to reflect our best judgment. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin.

In addition, as consultants, a client will most likely retain us on an engagement–by–engagement basis, rather than under long–term contracts. Therefore, a substantial majority of our contracts and engagements, if any, may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

THERE ARE SIGNIFICANT POTENTIAL CONFLICTS OF INTEREST.

Our key personnel (currently one person) are required to commit significant time to our affairs and, accordingly, these individual(s) (particularly our president) may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Mr. Cohen specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Our president, David Cohen, is a director of Santaro Interactive Entertainment Company and Mr. Cohen’s affiliation with Santaro Interactive Entertainment Company does not currently present a conflict of interest with regards to Mr. Cohen’s position with Starpoint Corporation. There are currently no other conflicts or potential conflicts of interest between the Company and any of our key personnel (including our president).

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 THAT WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIAONL COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors replying upon this misinformation may make an uninformed investment decision.

THE COSTS OF BEING A PUBLIC COMPANY COULD RESULT IN US BEING UNABLE TO CONTINUE AS A GOING CONCERN.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues do not increase and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business, which would result in our being unable to continue as a going concern.

HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT.

We have only one director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

YOU MAY HAVE LIMITED ACCESS TO INFORMATION REGARDING OUR BUSINESS BECAUSE OUR OBLIGATIONS TO FILE PERIODIC REPORTS WITH THE SEC COULD BE AUTOMATICALLY SUSPENDED UNDER CERTAIN CIRCUMSTANCES.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our president, officer and sole director, David Cohen, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Cohen has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT AND ANY DECISION ON OUR PART TO COMPLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have elected to opt out of the extended transition period for complying with the revised accounting standards and this election is irrevocable.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to Our Common Stock

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by David Cohen, president of the Company, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby.

THE OFFERING PRICE OF OUR COMMON STOCK HAS BEEN ARBITRARILY DETERMINED.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (75,000,000 shares) but unissued (57,000,000 shares) assuming the sale of 8,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

THE INTERESTS OF SHAREHOLDERS MAY BE HURT BECAUSE WE CAN ISSUE SHARES OF OUR COMMON STOCK TO INDIVIDUALS OR ENTITIES THAT SUPPORT EXISTING MANAGEMENT WITH SUCH ISSUANCES SERVING TO ENHANCE EXISITING MANAGEMENT’S ABILITY TO MAINTAIN CONTROL OF OUR COMPANY.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY. THAT MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our Bylaws at Article IX provide for indemnification as follows: Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

CURRENTLY, THERE IS NO ESTABLISHED PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY ESTABLISHED PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We plan to have a market maker file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether (i) any market for our shares will develop; (ii) the prices at which our common stock will trade; or (iii) the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible”, then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK” AND MAY BE DIFFICULT TO SELL.

The Securities and Exchange Commission, or SEC, has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per shares, subject to specific exemptions. Our common stock is considered a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, investors may find it difficult to obtain accurate quotations for our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES THAT COULD ADVERSLY IMPACT INVESTORS IN OUR STOCK.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

ANY TRADING MARKET THAT MAY DEVELOP MAY BE RESTRICTED BY VIRTUE OF STATE SECURITES “BLUE SKY” LAWS THAT PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS.  THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE TO SELL SHARES IN THOSE STATES.

Because none of Starpoint’s securities have been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon new investors to purchase the securities which could reduce the size of the potential market. These restrictions prohibit the secondary trading of our common stock.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY, WITHOUT STOCKHOLDER APPROVAL, TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY NOT BE BENEFICIAL TO COMMON STOCKHOLDERS AND WITH THE ABILITY TO HAVE AN ADVERSE EFFECT ON STOCKHOLDER VOTING POWER AND PERPETUATE THEIR CONTROL OVER US.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

THE ABILITY OF OUR PRESIDENT TO CONTROL OUR BUSINESS MAY LIMIT OR ELIMINATE MINORITY SHAREHOLDERS’ ABILITY TO INFLUENCE CORPORATE AFFAIRS.

Upon the completion of this offering, our president will beneficially own an aggregate of approximately 56% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (10,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months if purchased from a non-reporting company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

BECAUSE OUR COMMON STOCK COULD BE SUBJECT TO EXTREME VOLATILITY, THE MARKET PRICE OF OUR COMMON STOCK COULD BE NEGATIVELY AFFECTED.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition, and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Use Of Proceeds

This is a direct primary Offering and we are not engaging any financial intermediary to sell our securities: The maximum number of shares offered is 8,000,000 shares. The Offering price per share is $0.004. The following table sets forth the uses of proceeds if $8,000, $20,000, and $32,000 is raised in this offering.

	If 2,000,000 Shares Sold		If 5,000,000 Shares Sold		If 8,000,000 Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$8,000		$20,000		$32,000
Offering Expenses	$2,000	**	$5,000	**	$8,000	*
NET PROCEEDS	$6,000		$15,000		$24,000
Marketing	$4,000		$8,000		$12,000
Website Development	$2,000		$3,000		$4,000
Office Supplies/Expenses	$0		$1,000		$2,000
General Working Capital	$0		$3,000		$6,000

* Legal fees and expenses - $5,000; Printing and edgarizing expenses - $1,000; Accounting/auditing fees - $1,000; Transfer agent fees - $900; Miscellaneous - $100 – Total $8,000

** In the event that we sell less than the maximum number of shares in this offering, our President, Mr. David Cohen, intends to advance funds as necessary in order to cover our offering expenses.

The Company’s highest priority for use of proceeds raised in this Offering is marketing. Our next priority is to develop our corporate website, followed by office establishment and general working capital. In the event that all of the 8,000,000 shares are sold, the Company intends to use approximately $12,000 for marketing and approximately $4,000 for website development. General working capital may include such expense items as payments to third party contractors, office supplies, and related expenses.

We have not established an escrow account in relation to this offering, and all subscription funds will be released to us for use in our operations. There are no provisions to return any subscription funds once received by the Company, except in the event that the Company, in its sole discretion, rejects a subscription.

Subscriptions for securities will be accepted or rejected within 48 hours of our receipt. In the event that a subscriber’s subscription is rejected, we will immediately return all monies received to the subscriber, without interest or deductions.

Determination of Offering Price

As there is no established public market for our shares, the Offering price and other terms and conditions relative to our shares have been arbitrarily determined by Starpoint General Corp. The Offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares.

Although our common stock is not listed on a public exchange, we plan to contact a market maker to obtain a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the Offering price, as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including depth and liquidity.

Dilution

Dilution represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. Net book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2014 , the net tangible book value of our shares of common stock was $ 52,021 or approximately $0.00 5 per share based upon 10,000,000 shares outstanding.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

These are Dec 2013 calculations, not March 2014.

Maximum Offering
Offering price per share	$0.004
Net book value per share before the offering as of March 31, 2014	$0.005
Net book value per share after the offering*	$0.004
Net decrease to original shareholder	$0.001
Decrease in investment to new shareholders	$0.00
Dilution to new shareholders (%)	50%

*The calculation of Net book value per share after the offering assumes the sale of the maximum number of shares offered.

Plan of Distribution

This is a direct primary offering that permits our sole officer and director, Mr. David Cohen, to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.

We have not, nor do we intend to enter into an escrow agreement with an independent entity that would hold the subscriptions for shares during the subscription period. All subscription funds from accepted subscriptions will be immediately available to the Company to fund its operations. Therefore money from investors will not be insulated from creditor claims, including any currently unknown contingencies.

David Cohen, our officer and director, will sell the shares offered by the Company at a fixed price of $0.004 per share, for the 180-day subscription period. Mr. Cohen intends to offer the shares through direct contact with his friends, family members, and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officer and director is not, nor will be at the time of his participation in the Offering, an associated person of a broker-dealer; and

d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the company otherwise than in connection with transactions in securities; and (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

e. Our Officer and Director will limit his participation in the Offering to the following activities as outlined in paragraph (a) 4(iii) of Rule 3a4-1:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer; ☐

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in this registration statement; or ☐

(C) Performing ministerial and clerical work involved in effecting any transaction. ☐

Only after our registration statement is declared effective by the Securities and Exchange Commission, will we accept subscription agreements. No shares purchased in this Offering will be subject to any kind of lock-up agreement. There is no minimum number of shares we must sell before closing this offering. Investors become committed to purchase the shares we are offering immediately upon subscribing for such shares.

Investors will own the shares they purchase immediately upon submission of a fully executed subscription agreement together with subscription funds. Investors cannot revoke their intention to purchase our securities, and there will be no refund of subscription funds. We may close this offering at any time prior to the 180-day period for any reason in our sole discretion.

Neither the Company’s management nor any of their affiliates will purchase shares in this Offering.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed. Our president and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 180 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until the Securities and Exchange Commission declares this registration statement effective. Once the registration statement is declared effective by the Securities and Exchange Commission, if you decide to subscribe for any shares in this Offering, you must:

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “STARPOINT GENERAL CORPORATION.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Subscriptions for securities will be accepted or rejected within 48 hours of our receipt. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions.

Description of Securities

Common Stock

The following description of our capital stock and provisions of our Articles of Incorporation, and Bylaws is only a summary. You should also refer to our Articles of Incorporation, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

We are authorized to issue up to 75,000,000 of our Common Shares, Par Value $0.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights, or other subscription rights. Upon our liquidation, dissolution, or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this Offering, when they are paid for will be, fully paid and non-assessable.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

Our bylaws provide that one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose. The two-thirds requirement is intended to protect shareholder interests by providing the Board of Directors a means to attempt to deny coercive takeover attempts or to negotiate with a potential acquirer in order to obtain more favorable terms. However, such provision could discourage, delay or prevent an unsolicited merger, acquisition or other change in control of our company that some shareholders might believe to be in their best interests or in which shareholders might receive a premium for their common stock over the prevailing market price. This provision could also discourage proxy contests for control of the Company.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, if any, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal Matters

The validity of the common stock offered hereby will be passed upon by the law firm of Befumo & Schaeffer, PLLC, 1629 K Street, NW, Suite 300, Washington, DC 20006.

Experts

The financial statements appearing in this prospectus and registration statement on Form S-1 have been audited by Pritchett, Siler & Hardy, P.C., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement on Form S-1, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve assumptions, and describe our future plans, strategies, and expectations. Such statements are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products or services, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we have provided in this registration statement such further material information as may be necessary to ensure that the required statements, in light of the circumstances under which they are made, are not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Information with Respect to the Registrant

Description of Business

Starpoint General Corporation was incorporated in the State of Nevada, United States of America, on June 28, 2013. Its fiscal year end is December 31. The Company has not been a party to any bankruptcy, receivership, or similar proceedings. Our principal executive offices are located at 102 Montauk Blvd, PO Box 86, c/o David Cohen, East Hampton, NY 11937, and our telephone number is (631) 604-1039. We currently have no employees, and rely on the services of our sole officer and director.

Starpoint General Corp. is a corporate advisory firm, which has been established to serve growth companies in emerging markets. Starpoint provides strategic advice, design, and implementation of corporate growth plans. Management believes there are numerous opportunities in emerging markets for international investors and companies, and further believes that the Company will be able to take advantage of such opportunities by building on and solidifying its management’s existing network of contacts based in emerging market countries. Starpoint intends to generate revenues from client advisory fees, management fees and profit sharing for assets under management.

Starpoint’s key services include: Corporate Restructuring; Corporate Governance; Marketing Strategy and Key Employee Identification.

•	Corporate Restructuring – offer advice to clients whose businesses are in transitional phases; specializing particularly in dealing with wholly foreign owned entities and international joint ventures.
•	Corporate Governance – aid clients in establishing practices which enable them to grow and control management activities with objectivity and integrity.
•	Marketing Strategy – implement the correct marketing strategies, help clients to focus their resources to gain maximum exposure to the correct audience.
•
Key Employee Identification – utilize an extensive global network of professionals to put clients in touch with the best people to help their businesses grow including corporate advisors, lawyers and accountants.

Industries and Markets

Starpoint is focused on emerging markets whose growth increasingly contributes to the global economy.  Starpoint is exploring opportunities in the European Union, China, India, Brazil and the ASEAN Region (including Vietnam, Laos, Indonesia and Malaysia) as well as in the United States.

Our president, David Cohen, has been a director of Santaro Interactive Entertainment Company – a Chinese based online entertainment business – since 2010. Mr. Cohen has established business contacts in the United States, China, Europe and Brazil and has experience regarding the legal and business frameworks of these markets.

The Company intends to provide Corporate Restructuring, Corporate Governance, Marketing Strategies, and Identify Key Employees to its clients.  The Company is seeking clients organized in jurisdictions both inside and outside of the United States.

Target Markets

EU

Following the recession that marked 2012, EU GDP growth is projected to turn positive gradually in the second half of 2013 before gaining some traction in 2014, according to a report by the European commission on Economic and Financial Affairs. Starpoint’s current management has extensive business contacts in the EU, and intends to exploit those contacts to establish the company’s initial client base.

China

The management considers China as a key market. Starpoint’s management has established contacts in China, and intends to concentrate Starpoint’s efforts in the provinces of Jiangsu, Shandong and Hebei on the Eastern seaboard of China, between the cities of Beijing, Dalian and Shanghai known as “The Magic Triangle.”

Jiangsu province, located north of Shanghai, has the highest density of private enterprises in China, with more than 2 million private businesses operating in the province. Since the inception of economic reforms in 1978, Jiangsu has been a hot spot for economic development, and is now one of China’s most prosperous provinces. Many nationwide operating companies have their headquarters or significant offices in Beijing, whilst Shanghai is considered the commercial capital of China, being home to many multinational companies and the Shanghai Stock Exchange.

Shandong and Hebei are rich in terms of natural resources and have strong agricultural output, including products such as Yantai apples and Weifang radish. The area also includes three port cities of Shanghai, Tianjin and Qingdao.

India

India is recognized for the existence of a functioning democracy, and a diversifying legal structure and economy. Although the Duetsche bank recently cut India’s 2014 growth forecast to 5% due in part to a weak trend of capital goods imports, the country continues to have a large consumer economy. According to a report by National Council for Applied Economic Research’s (NCAER) Center for Macro Consumer Research, by 2015-16, India would be a country of 53.3 million middle class households, translating into 267 million people falling in the category. The Company will seek to exploit opportunities in the leisure and branded luxury goods sectors, areas in which the Directors consider India’s increasingly affluent middle-class to be focused.

Brazil

Brazil has a population of approximately 190 million people, a land mass almost the size of the United States and is considered by many economists to be the world’s second largest developing economy after China. In June of 2013, according to Brazil’s Ministério do Desenvolvimento, Indústria e Comércio Exterior, Brazil has a trade surplus of USD $2.3 billion. Brazil’s recent growth is mainly built on exports of agricultural products and natural resources to India and China as well as the rest of the world. Brazil is one of the world’s largest exporters of beef, coffee, sugar and orange juice and has recently experienced growth in soy and wood pulp exports. The Directors believe that Brazil offers many interesting opportunities as it further expands its economy.

ASEAN region

The ASEAN region consists of ten countries including Vietnam, Laos, Indonesia and Malaysia, which are developing a regional economic community. Management believes that the regional development in Asia generally has spurred investor interest in the ASEAN region.

Availability of Capital

As described more fully under “Liquidity and Capital Resources” below, our sources of capital will be cash flow from operating activities, and if an appropriate opportunity presents itself, the sale of debt or equity securities, although we may not be able to complete any financing on terms acceptable to us, if at all. As of August 7, 2014 , we ha ve no credit facility, but we are working to obtain one.

Competition

The Company faces competition from both international and domestic companies that seek to provide companies in emerging markets with advisory services and access to funding sources. Many of our competitors maintain a strong presence in the business community, offer a wide range of competing products, and have significantly greater financial marketing and product development resources than Starpoint. Our competition includes companies that offer advisory services both as a primary product, and also as part of a product package. These competitive companies include private equity funds, financial institutions and other investors actively seeking and making investments in emerging markets. A number of these competitors may be substantially larger and may have considerably greater financial, technical and marketing resources than the Company. Competition may lead to either an over-supply of business similar to that of the Company or to prices for providing services being driven down as a result of potential advisers trying to win new business. The Company’s international competition includes private equity and consulting companies with operations in China and other emerging markets, including industry leaders such as Blackstone Group and Carlyle Group; consulting firms focused on Internet-based business solutions such as the Berndt Group; international business consulting firms such as Bruner-Cox, LLP; and strategy and management consulting groups such as Boston Consulting Group.

Intellectual Property

Starpoint has no pending or issued Patents, trademarks, licenses, franchises, concessions or royalty agreements.

Employees

Starpoint currently has no full time employees. Our sole officer and director, Mr. Cohen has agreed to allocate a portion of his time to our activities, without compensation. We anticipate that our plan of operation can be implemented by Mr. Cohen devoting approximately 10 to 20 hours per month to the business affairs and consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.

Description of Property

We do not hold ownership or leasehold interest in any property. The Company’s registered agent is located at 5348 Vegas Drive, Las Vegas, NV 89108. The Company’s operations currently take place at Mr. Cohen’s office located at 102 Montauk Blvd, PO Box 86, c/o David Cohen, East Hampton, NY 11937. The Company does not pay any rent for use of Mr. Cohen’s office.

Legal Proceedings

We may be involved from time to time in ordinary litigation, negotiation, and settlement matters that will not have a material effect on our operations or finances. There are no known pending legal proceedings to which the Registrant or any of its subsidiaries is a party or of which any of their property is the subject, no such proceedings are known to have been threatened, and no such proceedings are known to be contemplated by governmental authorities.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

There is no established United States public market for our common stock. Our common stock is not listed on a public exchange; however, we intend to contact a market maker to obtain a listing on the Over the Counter Bulletin Board. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved.

We have 4 holders of record of our common shares as of August 7, 2014 .

In June 2013, the Company issued 10,000 common shares, par value $0.001 to its sole officer and director, Mr. David Cohen, in exchange for services rendered in connection with the formation of the Company. The services were valued at $2,000, or $0.20 per share. The fair value of the services rendered by our director was based upon the time our director spent performing services in connection with incorporating the company.

On August 15, 2013, the Company effected a 1000:1 stock split whereby each issued and outstanding share of common stock was converted to 1,000 shares of common stock. The number of authorized shares did not increase as a result of this stock split, nor did the par value change.

None of our shares are currently eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, and we have not agreed to register any of our shares under the Securities Act for resale by security holders.

We do not have any compensation plan under which equity securities are authorized for issuance. There are no outstanding options or warrants or securities that are convertible into shares of common stock. We have never paid cash dividends on any of our securities, and we have no present intentions of paying any cash dividends for the foreseeable future.

Starpoint General Corporation
(A Development Stage Company)

Financial Statements

For the Period from
June 28, 2013 (Inception)
to March 31, 2014

Starpoint General Corporation
(A Development Stage Company)

Index to the Financial Statements

For the Period from June 28, 2013
(Inception) to March 31, 2014

Starpoint General Corporation
(A Development Stage Company)
Balance Sheets

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Noncurrent assets:
Investment in equity securities - available-for-sale	$69,903	$34,806
Total noncurrent assets	69,903	34,806
Total assets	$69,903	$34,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,980	$2,380
Income tax payable	3,114	2,442
Unearned revenue	7,788	15,664
Total current liabilities	17,882	20,486
Total liabilities	17,882	20,486

Stockholders' Equity
Common Stock, par value $0.001, 75,000,000 shares authorized, 10,000,000 issued and outstanding as of March 31, 2014 and December 31, 2013	10,000	10,000
Additional paid-in capital deficit	(8,000)	(8,000)
Accumulated other comprehensive income	37,962	2,865
Income accumulated during the development stage	12,059	9,455
Total stockholders' equity	52,021	14,320
Total liabilities and stockholders' equity	$69,903	$34,806

See accompanying notes to the unaudited financial statements.

Starpoint General Corporation
(A Development Stage Company)
Statements of Operations and Comprehensive Income
(Unaudited)

	For the three months ended March 31, 2014	For the Period from June 28, 2013 (Inception) to December 31, 2013

Revenues, net:	$7,876	$24,153

Operating expenses:
Selling, general and administrative	4,600	8,980
Operating gain (loss) before income taxes	3,276	15,173

Income tax (expense) benefit	(672)	(3,114)

Net income available to common stockholders	$2,604	$12,059

Basic and diluted loss per common share	$0.00	$0.00

Weighted average shares outstanding	10,000,000	10,000,000

Other comprehensive Income:
Unrealized gain on marketable securities	35,097	37,962
Comprehensive income	$37,701	$50,021

See accompanying notes to the unaudited financial statements.

Starpoint General Corporation
 (A Development Stage Company)
Statement of Changes in Stockholder’s Equity (Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive	Retained	Total Stockholders'
	Shares	Amount	Deficit	Income	Earnings	Equity

Balance, June 28, 2013 (Inception)	-	$-	$-	$-	$-	$-
Common stock issued for services at $0.001 per share	10,000,000	10,000	(8,000)	-	-	2,000
Unrealized gain - available-for-sale securities	-	-	-	2,865	-	2,865
Net income for the year ended December 31, 2013	-	-	-	-	9,455	9,455
Balance, December 31, 2013	10,000,000	10,000	(8,000)	2,865	9,455	14,320
Unrealized gain – available-for sale securities				35,097
Net income for the period ended March 31, 2014					2,604
Balance March 31, 2014	10,000,000	$10,000	$(8,000)	$37,962	$12,059	$52,021

See accompanying notes to the unaudited financial statements.

Starpoint General Corporation
(A Development Stage Company)
Statements of Cash Flows (Unaudited)

	For the three months ended March 31, 2014	For the Period from June 28, 2013 (Inception) to December 31, 2013

Cash flows from operating activities:
Net income	$2,604	$12,059
Adjustments to reconcile net income to net cash used in operating activities:
Common stock issued in exchange for services rendered	-	2,000
Noncash revenue	(7,876)	(24,153)
Accounts payable	4,600	6,980
Income tax payable	672	3,114

Net cash provided by operating activities	-	-

Cash flows from investing activities:	-	-

Net cash used in investing activities	-	-

Cash flows from financing activities:
Cash received from common stock issuances	-	-
Contributed capital	-	-
Net cash provided by financing activities	-	-

Net increase in cash	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental Disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the unaudited financial statements.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited Financial Statements

1)	ORGANIZATION

Starpoint General Corporation (the “Company”) was incorporated on June 28, 2013 in the State of Nevada. The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company is a consulting business that provides strategic advice to growth companies in emerging markets. The Company assists these companies in both business and corporate development, generating revenues through monetary fees assessed and equity securities granted in exchange for services rendered.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Accounting and Reporting by Development Stage Enterprises.” The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had no cash and cash equivalents as of March 31, 2014 and December 31, 2013.

REVENUE RECOGNITION

The Company’s financial statements are prepared under the accrual method of accounting. The Company recognizes revenue under Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), which guidance requires the Company to record revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured. In accordance with SAB 101, the Company has recognized revenue for certain non-refundable upfront fees over the corresponding twelve (12) month term, with the unearned amounts recorded as unearned revenue.

In June 2013, the Company entered into an agreement with Geo Global Group, Ltd. to provide advisory services. Per the terms of the agreement, Starpoint received a one-time issuance of 4.2 million shares Geo Global Group’s common stock as an inducement to enter into the contract. Additionally, the agreement provided that Starpoint receive cash compensation in the amount of $475 per hour for consulting services performed under the agreement. However, the agreement with Geo Global Group expired on June 28, 2014, and no consulting services were performed resulting in no cash compensation being paid to Starpoint.

Correction of Error: In the financial statements as of June 30, 2013, revenue was overstated by approximately $32,000, unearned revenue was understated by approximately $32,000, income tax expense was overstated by $10,180 and income tax payable was overstated by $10,180. The error was caused by recognizing 100% of the non-refundable fee as income immediately rather than over the life of the 12 month consulting contract. The error has been corrected in the December 31, 2013 financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2 Pricing inputs other than quoted prices in active markets including Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited  Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of March 31, 2014 and December 31, 2013, the Company had issued 10,000,000 shares of common stock (see Note 4). The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Various Accounting Standards Updates (ASU’s) through ASU No. 2014-09 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited Financial Statements

3)	MARKETABLE SECURITIES

Marketable securities at March 31, 2014 are classified and disclosed as available-for-sale securities under the requirements of ASC 320. Under such classification, the Company’s securities are required to be reflected at their fair values as follows:

March 31, 2014
Fair value of marketable securities at December 31, 2013	$34,806
Realized gain (loss) on marketable securities	-
Proceeds from the sale of marketable securities	-
Unrealized gain (loss) on marketable securities	35,097
Fair value of marketable securities at March 31, 2014	$69,903

4)	STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $0.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

In June, 2013, the Company’s Board of Directors agreed to issue 10,000,000 shares of $0.001 par value common stock to its President for services rendered on its behalf, which services are valued at $2,000, or $0.0002 per share, by the Company.

5)	FORWARD STOCK SPLIT

In August, 2013, the Company effected a 1,000:1 forward split of its common stock, $0.001 par value, while the authorized 75,000,000 common shares remained constant. In accordance with the terms of the forward split, each common share issued and outstanding was converted into 1,000 common shares, resulting in 10,000,000 common shares issued and outstanding as of the balance sheet date. No fractional shares were created or issued pursuant to the forward split. The forward split has been applied to the Company’s financial statements as of March 31, 2014 and for the period from June 28, 2013 (Inception) through March 31, 2014.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited Financial Statements

6)	PROVISION FOR INCOME TAXES

The Company accounts for corporate income taxes in accordance with FASB ASC 740-10 “Income Taxes”. FASB ASC 740-10 requires an asset and liability approach for financial accounting and reporting for income tax purposes.

The tax provision (benefit) for the period-ended March 31, 2014 consisted of the following:

March 31, 2014
Current:
Federal	$459
State	213
Deferred:
Federal	-
State	-
Tax provision (benefit)	$672

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at March 31, 2014 are as follows:

March 31, 2014
Depreciation:
Federal	$-
State	-
Reserve for bad debts:
Federal	-
State	-
Vacation accrual:
Federal	-
State	-
Deferred tax asset	$-

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited Financial Statements

6)	PROVISION FOR INCOME TAXES (CONTINUED)

The reconciliation of income tax computed at statutory rates of income tax benefits is as follows:

March 31, 2014

Expense at federal statutory rate net of state benefits	$459
State tax	213
Non-deductible expenses	-
Taxable temporary differences	-
Deductible temporary differences	-
Deferred tax asset valuation allowance	-
Income tax provision (benefit)	$672

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

At the adoption date of June 28, 2013 (Inception), the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statement of operations in the provision for income taxes. As of March 31, 2014 the Company had no accrued interest or penalties.

As the Company is newly formed, there are no tax years, other than the current incomplete year, that remain subject to examination by major taxing jurisdictions.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Unaudited Financial Statements

7)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, the Company had no cash and cash equivalents. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

Starpoint General Corporation
(A Development Stage Company)

Financial Statements

For the Period from
June 28, 2013 (Inception)
to December 31, 2013

Starpoint General Corporation
(A Development Stage Company)

Index to the Financial Statements

For the Period from June 28, 2013
(Inception) to December 31, 2013

PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
660 SOUTH 200 EAST, SUITE 300
SALT LAKE CITY, UTAH 84111
_______________

(801) 328-2727 FAX (801) 328-1123

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Starpoint General Corporation (A Development Stage Company)
East Hampton, New York

We have audited the accompanying balance sheet of Starpoint General Corporation (a development stage company) as of December 31, 2013 and the related statements of operations, stockholders’ equity and cash flows for the period from inception on June 28, 2013 through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starpoint General Corporation (a development stage company) as of December 31, 2013 and the results of its operations and cash flows for the period from inception on June 28, 2013 through December 31, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is newly formed with no history of active operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C

Pritchett, Siler & Hardy, P.C
Salt Lake City, Utah 84111
May 1, 2014

Starpoint General Corporation
(A Development Stage Company)
Balance Sheet

December 31, 2013

ASSETS
Noncurrent assets:
Investment in equity securities - available-for-sale	$34,806
Total noncurrent assets	34,806
Total assets	$34,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,380
Income tax payable	2,442
Unearned revenue	15,664
Total current liabilities	20,486
Total liabilities	20,486

Stockholders' Equity
Common Stock, par value $0.001, 75,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2013	10,000
Additional paid-in capital deficit	(8,000)
Accumulated other comprehensive income	2,865
Income accumulated during the development stage	9,455
Total stockholders' equity	14,320
Total liabilities and stockholders' equity	$34,806

See accompanying notes to the audited financial statements.

Starpoint General Corporation
(A Development Stage Company)
Statement of Operations

For the Period from June 28, 2013 (Inception) to December 31, 2013

Revenues, net:	$16,277

Operating expenses:
Selling, general and administrative	4,380
Operating gain (loss) before income taxes	11,897

Income tax (expense) benefit	(2,442)

Net income available to common stockholders	$9,455

Basic and diluted loss per common share	$0.00

Weighted average shares outstanding	10,000,000

Other comprehensive Income:
Unrealized gain on marketable securities	2,865
Comprehensive income	$12,320

See accompanying notes to the audited financial statements.

Starpoint General Corporation
 (A Development Stage Company)
Statement of Changes in Stockholder’s Equity

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive	Retained	Total Stockholders’
	Shares	Amount	Deficit	Income	Earnings	Equity

Balance, June 28, 2013 (Inception)	-	$-	$-	$-	$-	$-
Common stock issued for services at $0.0002 per share	10,000,000	10,000	(8,000)	-	-	2,000
Unrealized gain – available-for-sale securities	-	-	-	2,865	-	2,865
Net income for the year ended December 31, 2013	-	-	-	-	9,455	9,455
Balance, December 31, 2013	10,000,000	$10,000	$(8,000)	$2,865	$9,455	$14,320

See accompanying notes to the audited financial statements.

Starpoint General Corporation
(A Development Stage Company)
Statement of Cash Flows

For the Period from June 28, 2013 (Inception) to December 31, 2013

Cash flows from operating activities:
Net income	$9,455
Adjustments to reconcile net income to net cash used in operating activities:
Common stock issued in exchange for services rendered	2,000
Noncash Revenue	(16,277)
Changes in operating assets and liabilities:
Increase in Accounts payable	2,380
Increase in Income tax payable	2,442
Net cash used in operating activities	-

Cash flows from investing activities:	-

Cash flows from financing activities:	-

Net increase in cash	-
Cash at beginning of period	-
Cash at end of period	$-

Supplemental Disclosures:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
For the period ended December 31, 2013
Noncash investment received for services and unearned revenue	$31,941

See accompanying notes to the audited financial statements.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

1)	ORGANIZATION

Starpoint General Corporation (the “Company”) was incorporated on June 28, 2013 in the State of Nevada.  The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31 .

The Company is a consulting business that provides strategic advice to growth companies in emerging markets .   The Company assists these companies in both business and corporate development, generating revenues through monetary fees assessed and equity securities granted in exchange for services rendered.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “ Accounting and Reporting by Development Stage Enterprises . ”  The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities .

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had no cash and cash equivalents as of December 31, 2013 .

REVENUE RECOGNITION

The Company’s financial statements are prepared under the accrual method of accounting. The Company assists its clients in developing and implementing plans to establish an image in the financial community and creating the foundation for subsequent financial public relations efforts. The Company assists its clients with stockholder relations, relationships with brokers, dealers, analysts and other investment professionals, and financial public relations generally.

The Company recognizes revenue under Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), which guidance requires the Company to record revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured. In accordance with SAB 101, the Company has recognized revenue relating to a consulting agreement for certain non-refundable upfront fees over the corresponding twelve (12) month term, with the unearned amounts recorded as unearned revenue.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2  Pricing inputs other than quoted prices in active markets including Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3  Pricing inputs that are generally observable inputs and not corroborated by market data.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of December 31, 2013, the Company had issued 10,000,000 shares of common stock (see Note 4).  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Various Accounting Standards Updates (ASU’s) through ASU No. 2014 - 08 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

3)	MARKETABLE SECURITIES

Marketable securities at December 31, 2013 are classified and disclosed as trading securities under the requirements of ASC 320.  Under such classification, the Company’s securities are required to be reflected at their fair values as follows:

December 31, 2013
Fair value of marketable securities at June 28, 2013 (Inception)	$31,941
Realized gain (loss) on marketable securities	-
Proceeds from the sale of marketable securities	-
Unrealized gain (loss) on marketable securities	2,865
Fair value of marketable securities at December 31, 2013	$34,806

These securities were valued using quoted market prices from the ISDX exchange where the underlying securities are quoted.  Unrealized holding gains and losses are reported in accumulated other comprehensive income on the balance sheet of the company at December 31, 2013.

4)	STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $0.001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

In June, 2013, the Company’s Board of Directors agreed to issue 10,000,000 shares (post-split) of $0.001 par value common stock to its President for services rendered on its behalf, which services are valued at $2,000, or $0.0002 per share, by the Company.

5)	FORWARD STOCK SPLIT

In August, 2013, the Company effected a 1,000:1 forward split of its common stock, $0.001 par value, while the authorized 75,000,000 common shares remained constant.  In accordance with the terms of the forward split, each common share issued and outstanding was converted into 1,000 common shares, resulting in 10,000,000 common shares issued and outstanding as of the balance sheet date.  No fractional shares were created or issued pursuant to the forward split.  The forward split has been applied to the Company’s financial statements as of December 31, 2013 and for the period from June 28, 2013 (Inception) through December 31, 2013. Recognition of this stock split has resulted in a deficit in additional paid-in capital at December 31, 2013.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

6)	PROVISION FOR INCOME TAXES

The Company accounts for corporate income taxes in accordance with FASB ASC 740-10 “Income Taxes”. FASB ASC 740-10 requires an asset and liability approach for financial accounting and reporting for income tax purposes.

The tax provision (benefit) for the period-ended December 31, 2013 consisted of the following:

December 31, 2013
Current:
Federal	$1,669
State	773
Deferred:
Federal	-
State	-
Tax provision (benefit)	$2,442

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at December 31, 2013 are as follows:

December 31, 2013
Depreciation:
Federal	$-
State	-
Reserve for bad debts:
Federal	-
State	-
Vacation accrual:
Federal	-
State	-
Deferred tax asset	$-

The reconciliation of income tax computed at statutory rates of income tax benefits is as follows:

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

6)	PROVISION FOR INCOME TAXES (CONTINUED)

December 31, 2013

Expense at federal statutory rate net of state benefits	$1,669
State tax	773
Non-deductible expenses	-
Taxable temporary differences	-
Deductible temporary differences	-
Deferred tax asset valuation allowance	-
Income tax provision (benefit)	$2,442

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

At the adoption date of June 28, 2013 (Inception), the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statement of operations in the provision for income taxes.  As of December 31, 2013 the Company had no accrued interest or penalties.

As the Company is newly formed, there are no tax years, other than the current incomplete year, that remain subject to examination by major taxing jurisdictions.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

7)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of December 31, the Company had no cash and cash equivalents.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities.  In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

Selected Financial Data

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

The Company commenced operations in June 2013, and immediately entered into an agreement with Geo Global Group, Ltd. to provide advisory services with respect to structuring joint ventures between Geo Global Group and companies based in China and Brazil, identifying third party vendors with respect to such joint ventures, and conducting due diligence reviews of prospective joint venture candidates.

Geo Global Group, Ltd. (“GGG”) provides financial and advisory products to assist and advise small and middle-sized enterprises in their growth strategy through the implementation of restructuring programs. GGG currently focuses on companies with involvement in Brazil, Russia, India and China. GGG is listed on the ISDX-PLUS market, an independent exchange in London, United Kingdom.

There is no affiliation between our president, David Cohen, and Geo Global Group, Ltd.

Notwithstanding, the Company has zero cash and zero cash equivalents and negative working capital totaling $ 17,882 as of March 31, 2014 . Unless and until we fully implement our planned, principal activities and exit the development stage, we will remain dependent on the sale of equity, issuance of debt, or both which may be insufficient to fund capital expenditures, working capital and other cash requirements for the next twelve months.

Results of Operations

During the period ended March 31, 201 4 , the Company generated $ 7,876 in revenue in exchange for consulting services rendered . Operating expenses during the same period total $4, 600 , resulting in operating income of $ 2,604 .

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Contractual Obligations

As of March 31, 2014 , we had no contractual obligations.

Plan of Operations

Our cash balance is $0 as of March 31, 2014 . Our cash balance is not sufficient to fund our operations for any period of time. During the next 12 months, it is expected that we will need approximately $50,000 to meet our operating expenses, including legal and accounting fees, and general and administrative expenses. If we raise the maximum amount of $32,000 from this Offering, we expect that it will last a maximum of 9 months without additional funding. Our specific goal upon completion of this Offering is to continue our current day-to-day operations, market our business and develop our website. We believe that we will spend approximately $12,000 on marketing, approximately $4,000 to develop our website, approximately $9,000 on accounting/auditing fees, and approximately $6,000 on legal fees.

The Company is currently being marketed by word of mouth through Mr. Cohen’s network of business relationships. Over the next 12 months, the Company intends to develop a website describing its services. Upon successful completion of projects, the Company intends to showcase such projects on its website. Once the Company begins earning revenue the Company will seek to expand its business through online marketing (such as pay per click advertising) as well as by actively expanding its network of business contacts and by cross promoting, via reciprocal website links, products and services with other companies. The timeframe for beginning and completing the above milestones is dependent, among other things, on the ability of the Company to raise funds and earn revenue. However, we expect to have our website completed prior to December 31, 2014, and upon successful launch of the Company’s website, the Company will seek to implement its cross-promoting marketing strategy. The Company will continue advertising solely through word of mouth until such time as funds become available to implement the additional marketing strategies detailed above.

In order to fully implement our planned, principal activities and exit the development stage, the Company will be required to raise equity capital, issue debt, or both. The failure to accomplish these financing arrangements may result in our inability to continue operations.

In the event that we do not raise the maximum amount from this offering, our president, David Cohen, has agreed to advance to the Company the funds necessary to develop our website and implement our marketing strategies detailed above. Mr. Cohen, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding.

We believe that we will be able to raise enough money through this offering to further our business operations, but we cannot guarantee that completion of this offering will allow us to stay in business after doing so. If we are unable to successfully generate revenues we may quickly use up the proceeds from this offering and will need to find alternative funding sources. At the present time, we have not made any arrangements to raise additional funds other than through this offering.

We have no intentions to hire any employees until such time as we commence full operations or until such time our sole officer and director will handle our administrative duties.

Changes in and Disagreements with Accountants

The Company was notified that, effective March 10, 2014, Morrill & Associates, LLC, the Company’s independent registered public accounting firm (“Morrill”), combined its public audit and accounting practice with that of Pritchett, Siler & Hardy, PC (“PSH”). Therefore, on March 10, 2014, Morrill resigned as the independent registered public accounting firm of the Company and with the approval of the Company’s director, PSH was engaged as the Company’s independent registered public accounting firm.

The audit reports of Morrill on the financial statements of the Company as of and for the years ended December 31, 2013 did not contain an adverse opinion or a disclaimer fo opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the Registrant’s audited financial statements as of December 31, 2013 contained a paragraph expressing substantial doubt as to our ability to continue as a going concern.

During the Company’s most recent fiscal year ended December 31, 2013 and through March 31, 2014, the Company did not consult with PSH on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and PSH did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable even within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2013 and through March 31, 2014, there were: (i) no disagreements between the Company and Morrill on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Morrill, would have caused Morrill to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position

David Cohen	72	President, Treasurer, Secretary, Director

The director will serve as director until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Biographical Information Regarding Officers and Directors - Mr. David Cohen

Mr. David Cohen, Esq., a Graduate of New York Law School, was of counsel at Sichenzia Ross Friedman Ference LLP in 2010 and prior to that was Counsel at Herzfeld & Rubin, P.C. from 1999 to 2005. He is currently in private practice specializing in bankruptcy reorganization, business litigation and international transportation litigation. Mr. Cohen was a director of Changda International Holdings, Inc., from 2009 until 2012 and is a Director of Santoro Interactive Entertainment Co and Chairman of the Audit Committee since 2010. From 1992 to 1999, Mr. Cohen was managing partner at Cohen & Lippman, LLP. From 2001 to 2004, Mr. Cohen has served as an independent Director of Laidlaw Global Corporation, a Financial Holding company. In that function, he served as an independent Director and Member of the Audit Committee and the Compensation Committee. Mr. Cohen has served in the United States military in a communication unit based in Germany and was an Executive for an Airline company headquartered in Vienna, Austria with worldwide charter operations.

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies  including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We expect to adopt a code by the end of the current fiscal year.

Executive Compensation

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

In June of 2013, the Company issued 10,000 shares of its common stock, par value $0.001 per share, to its sole Director and Officer David Cohen. The shares were issued in consideration of Mr. Cohen’s efforts in organizing and incorporating Starpoint. The services were valued at $2,000, or $0.20 per share at the time of issuance.

On August 15, 2013, the Company effected a 1000:1 stock split whereby each issued and outstanding share of common stock was converted to 1,000 shares of common stock. The number of authorized shares did not increase as a result of this stock split, nor did the par value change.

There is no compensation agreement with Mr. Cohen at this time. Any future compensation will be based upon Mr. Cohen's efforts and the Company's revenue and expenses at that time.

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors does not have a compensation committee, and no member of the Company’s Board of Directors has performed functions equivalent to a compensation committee. During the year ending December 31, 2013, our sole executive officer was also the sole member of our board of directors.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation

The persons who served as members of Starpoint’s board of directors, including executive officers did not receive any compensation for services as director for the period from inception through December 31, 2013.

Option Exercises and Stock Vested

There were no options exercised or stock vested during the period from Starpoint’s inception through the period ended March 31, 2014 .

Pension Benefits and Nonqualified Deferred Compensation

Starpoint does not maintain any qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership Starpoint General Corporation common stock of August 7, 2014 and as of the date of this Report: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of August 7 , 2014, there were 10,000,000 shares of our common stock outstanding:

(1) Title of Class	(2) Name and address of beneficial owner	(3) Amount and Nature of Beneficial Ownership	(4) Percentage of Beneficial Ownership
Common	David Cohen, President & Director	9,360,000	93.6%
	All executive officers and directors as a group	9,360,000	93.6%

Certain Relationships and Related Transactions, and Director Independence

None of Starpoint’s directors and officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, not any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception, or in any presently proposed transaction which, in either case, has or will materially affect us.

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Starpoint’s sole director, David Cohen, is also its sole officer and its sole promoter . As a result, Starpoint does not have any independent directors.

In June of 2013, the Company issued 10,000 shares of its common stock, par value $0.001 per share, to its sole Director and Officer David Cohen. The shares were issued in consideration of Mr. Cohen’s efforts in organizing and incorporating Starpoint. The services were valued at $2,000, or $0.20 per share at the time of issuance.

On August 15, 2013, the Company effected a 1000:1 stock split whereby each issued and outstanding share of common stock was converted to 1,000 shares of common stock. The number of authorized shares did not increase as a result of this stock split, nor did the par value change.

Additional Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this prospectus, reference is made to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to our security holders and to the public on the SEC’s website at www.sec.gov. The Company will send copies of its annual report together with audited financial statements to its security holders. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

STARPOINT GENERAL CORPORATION

8,000,000 SHARES OF
COMMON STOCK

Until 90 days after the effective date of this registration statement, or prior to the expiration of 90 days after the first date upon which these securities are bona fide offered to the public by us or by or through an underwriter after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS AUGUST ______, 2014.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Cost to Company
Printing and Edgarizing expenses	$1,000
Legal fees and expenses	$5,000
Accounting / Auditing fees and expenses	$1,000
Transfer agent	$900
Miscellaneous	$100

Total **	$8,000

** In the event that we sell less than the maximum number of shares in this offering, our President, Mr. David Cohen, intends to advance funds as necessary in order to cover our offering expenses.

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Recent Sales of Unregistered Securities

In June of 2013, the Company issued 10,000 shares of its common stock, par value $0.001 per share, to its sole Director and Officer David Cohen. The shares were issued in consideration of Mr. Cohen’s efforts in organizing and incorporating Starpoint. The services were valued at $2,000, or $0.20 per share at the time of issuance.

On August 15, 2013, the Company effected a 1000:1 stock split whereby each issued and outstanding share of common stock was converted to 1,000 shares of common stock. The number of authorized shares did not increase as a result of this stock split, nor did the par value change.

The offers, sales, and issuances of the securities described above were deemed to be exempted from registration under the Securities Act of 1933 (the “Securities Act”) in reliance Section 4(2) of the Securities Act in that the issuance of securities to the recipients did not involve a public offering. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor or was provided the information specified in paragraph (b)(2) of Rule 502 of the Securities Act.

Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description

3.1 *	Articles of Incorporation

3.2 *	Bylaws

4.1 *	Specimen Stock Certificate

5.1	Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered.

23.1	Consent of Pritchett, Siler & Hardy, P.C.

23.2	Consent of the law firm of Befumo & Schaeffer, PLLC

99.1 *	Subscription Agreement

* Previously filed.

Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

c)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
ii.	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
iii.	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
iv.	any other communication that is an offer in the offering made by us to the purchaser.

5.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on this 12 th day of August 2014.

STARPOINT GENERAL CORPORATION

BY:	/s/ David Cohen
David Cohen, President, Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Cohen	President, Director	8/12/2014
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer